Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002                      Exhibit 32.1

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2008 (the “Report”) by Pacific Capital Bancorp (“Registrant”), the undersigned hereby certify that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Registrant.

Date: March 2, 2009	/s/ George S. Leis
George S. Leis
President and Chief Executive Officer (Principal Executive Officer)

Date: March 2, 2009	/s/ Stephen V. Masterson
Stephen V. Masterson
Executive Vice President and Chief Financial Officer